Exhibit 99.1

FOR IMMEDIATE RELEASE

AROWANA INC. ANNOUNCES RECORD DATE FOR

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

SYDNEY, AUSTRALIA, October 4, 2016 – Arowana Inc. (“ARWA”) (NASDAQ: ARWA, ARWAU, ARWAR, ARWAW), a public investment vehicle formed for the purpose of effecting a merger, acquisition or similar business combination, announced today that holders of record of ARWA’s ordinary shares at the close of business on October 7, 2016 (the “Record Date”) will be invited to attend ARWA’s extraordinary general meeting of shareholders to vote on, or submit a proxy to vote on, (A) a proposal to amend ARWA’s amended and restated memorandum and articles of association (the “charter”) to extend the date by which ARWA has to consummate a business combination (the “Extension”) to January 9, 2017 and (B) a proposal to amend ARWA’s charter to allow the holders of ordinary shares issued in ARWA’s initial public offering (“IPO”) to elect to convert their public shares into $10.20 per share, representing the pro rata portion of the funds held in the trust account established at the time of the IPO if the Extension is implemented. The full meeting agenda will be detailed in a definitive proxy statement to be mailed to all ARWA shareholders of record once ready. The meeting of shareholders of ARWA has been tentatively scheduled for November 3, 2016, which date is subject to change.

The purpose of the proposals to be presented at the extraordinary general meeting is to allow ARWA more time to complete an initial business combination. ARWA previously announced a proposed business combination with VivoPower International PLC (“VivoPower”) pursuant to a Contribution Agreement by and among ARWA, Arowana International Limited, an Australian company affiliated with ARWA’s officers, directors and shareholders (“AWN”), and VivoPower, an England and Wales public limited company and wholly-owned subsidiary of AWN. ARWA’s IPO prospectus and charter provide that ARWA has only until November 6, 2016 to complete a business combination. Accordingly, obtaining the Extension would provide ARWA with additional time to complete the transaction with VivoPower. Additionally, extending the date that ARWA has to consummate a business combination to the Extended Date would give ARWA time to consider taking steps necessary to pursue an alternative business combination in the event that the opportunity with VivoPower is unable to be completed for whatever reason.

Ensuring Your Vote is Counted

In advance of the Record Date, ARWA advises holders of its securities to move these securities into accounts that do not permit the lending of securities, so called cash accounts or segregated accounts, and out of accounts that permit the lending of securities, such as margin accounts. These steps are designed to ensure that votes related to ordinary shares beneficially owned by shareholders are properly counted. Beneficial owners of ordinary shares that have been lent out (either with or without the beneficial owners’ knowledge) are not permitted to vote those shares.

About Arowana Inc.

ARWA was incorporated in the Cayman Islands on October 1, 2014 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities. ARWA’s efforts to identify a prospective target business are not limited to a particular industry or geographic region of the world although it is focusing on target businesses located in the Asia Pacific region (with a particular emphasis on South East Asia and Australia) operating in the energy (including solar and alternative energy) industry, or target businesses in such industry operating outside of those geographic locations which is believed would benefit from expanding their operations to such locations.

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors is contained in ARWA’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning ARWA are expressly qualified in their entirety by the cautionary statements above. ARWA cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. ARWA does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Disclaimer

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of ARWA, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Contact:

Arowana Inc.

Level 11, 153 Walker Street

North Sydney, NSW 2060

Australia

Tel: +612-8083-9800

Email: investor.relations@arowanaco.com

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